Exhibit 99.1
Report of Independent Auditors
Management
Hydro Gulf of Mexico, L.L.C.
We have audited the accompanying statement of revenues and direct operating expenses of the oil and gas properties owned by Hydro Gulf of Mexico, L.L.C. on January 31, 2008, for the year ended December 31, 2007. This statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this statement based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.
The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1, and is not intended to be a complete presentation of revenue and direct operating expenses of the oil and gas properties owned by Hydro Gulf of Mexico, L.L.C. on January 31, 2008.
In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties owned by Hydro Gulf of Mexico, L.L.C. on January 31, 2008, for the year ended December 31, 2007 in conformity with U.S generally accepted accounting principles.
/s/ Ernst & Young LLP
Houston, Texas
April 16, 2008

HYDRO GULF OF MEXICO, L.L.C.
STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
For the Year Ended December 31, 2007
(In thousands)

Natural gas, oil and natural gas liquids revenues	$216,647
Direct operating expenses	33,079

Revenues in excess of direct operating expenses	$183,568

See accompanying notes to statement of revenues and direct operating expenses.

HYDRO GULF OF MEXICO, L.L.C.
NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
For the Year Ended December 31, 2007
1. BASIS OF PRESENTATION
     The accompanying historical statement of revenues and direct operating expenses (the “historical statement”) is presented using the accrual method, and represents the revenues and direct operating expenses attributable to interests owned by Hydro Gulf of Mexico, L.L.C. (“HGOM”) in certain producing oil and gas properties located offshore on the shelf of the Gulf of Mexico. The historical statement was prepared from the historical accounting records of HGOM. The historical statement includes only natural gas, oil, natural gas liquids (NGLs) and other revenues and direct lease operating and production expenses, including transportation and production taxes. The historical statement does not include federal and state income taxes, interest expenses, depletion, depreciation and amortization, accretion, asset restoration or abandonment costs, or general and administrative expenses.
     Complete financial statements, including a balance sheet, are not presented as HGOM’s oil and gas properties located on the shelf of the Gulf of Mexico were not operated as a separate business unit within HGOM. Accordingly, it is not practicable to identify all assets and liabilities, or the indirect operating costs applicable to these oil and gas properties. The historical statement of oil and gas revenues and direct operating expenses has been presented in lieu of the financial statements prescribed by Rule 3-05 of Securities and Exchange Commission Regulation S-X.
     At the end of the economic life of the acquired properties, certain restoration and abandonment costs will be incurred by the respective owners. No accrual for these costs is included in direct operating expenses.
     The sales method was used for recording natural gas, oil and natural gas liquids sales. Under the sales approach, revenues are based on monthly production sold from the respective oil and gas properties. No provision for gas balancing is included in the revenues reported.
2. SUPPLEMENTAL INFORMATION REGARDING PROVED OIL AND GAS RESERVES (UNAUDITED)
     Supplemental oil and natural gas reserve information related to HGOM is presented in accordance with the requirements of Statement of Financial Accounting Standards No. 69, Disclosures about Oil and Gas Producing Activities (“FAS 69”). There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures.
     Estimated Proved Reserves
     The following estimates of HGOM’s net proved crude oil, natural gas and NGLs reserves are based on evaluations prepared by Ryder Scott Company, L.P. Reserves were estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which requires that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalations except by contractual arrangements. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, reserve estimates are expected to change as additional performance data becomes available.
     Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

     An analysis of the estimated changes in quantities of net proved crude oil, natural gas and NGLs reserves attributed to HGOM for the year ended December 31, 2007 is shown below:

			Natural gas
	Oil & NGLs	Natural Gas	equivalents
	(MBbls)	(MMcf)	(MMcfe)
Proved reserves, December 31, 2006	2,188	61,679	74,809
Extensions, discoveries and other additions	16	2,206	2,304
Production	(1,043)	(21,180)	(27,440)

Proved reserves, December 31, 2007	1,161	42,705	49,673

Proved developed reserves, December 31, 2006	1,838	57,325	68,354

Proved developed reserves, December 31, 2007	1,079	39,928	46,402
     Standardized Measure of Discounted Future Net Cash Flows
     Future oil and gas sales and production and development costs have been estimated using prices and costs in effect at the end of 2007. The weighted average prices used for the December 31, 2007 calculations were $96.01 per barrel of oil and $6.79 per Mcf of gas. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs. Future income tax expenses are estimated using the statutory federal rate of 35%. No deductions were made for general overhead, depletion, depreciation, and amortization, or any indirect costs. All cash flow amounts are discounted at 10%.
     The methodology and assumptions used in calculating the standardized measure are those required by FAS 69. This standardized measure is not intended to be representative of the fair value of the proved reserves. The calculations of revenues and costs do not necessarily represent the amounts to be received or expended by HGOM.
     The estimated standardized measure of discounted future net cash flows relating to proved reserves for the year ended December 31, 2007 is shown below (in thousands):

Future cash inflows	$396,879
Future production costs	(62,702)
Future development costs	(85,282)
Future income taxes	(1,363)

Future net cash flows	247,532
10% annual discount	(36,362)

Standardized measure of discounted future net cash flows relating to proved reserves	$211,170

     An analysis of the sources of changes in the standardized measure of discounted future net cash flows relating to proved reserves on the pricing basis described above for the year ended December 31, 2007 is shown below (in thousands):

Balance, December 31, 2006	$308,066
Increase (decrease) in discounted future net cash flows:
Sales and transfers of oil and gas produced, net of production costs	(180,705)
Net changes in prices and production costs	5,576
Extensions and discoveries, net of future development and production costs	14,970
Development costs during period and net change in development costs	29,111
Net change in income taxes	3,346
Accretion of discount before income taxes	30,806

Balance, December 31, 2007	$211,170